EXHIBIT 10.1

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the “Agreement”) is made this 1st day of July, 2016, by and among Gawk Incorporated, a Nevada corporation (“GAWK”), on one hand, and XTELUS LLC a North Carolina Limited Liability Company (“XTELUS U.S.”) and XTELUS S.A. a Commonwealth of Dominica International Business Company (“XTELUS S.A.” and collectively with XTELUS U.S. as, “XTELUS”) and the undersigned shareholder of XTELUS, NEOGEN HOLDINGS LLC (”NEOGEN”) on the other hand.

BACKGROUND

A. The NEOGEN owns all of the issued and outstanding shares of capital stock (the “Shares”) of XTELUS;

B. Upon the terms and subject to the conditions set forth herein, GAWK desires to purchase the Shares from NEOGEN, and NEOGEN desires to sell the Shares to GAWK (the “Stock Purchase”), after which transaction, XTELUS shall be a wholly-owned subsidiary of GAWK; and

C. GAWK, XTELUS and NEOGEN desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and also to prescribe various conditions to the Stock Purchase.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

Article I

PURCHASE AND SALE

I.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the “Closing” (as hereinafter defined), NEOGEN will sell, convey, assign, and transfer the Shares and/or complete control and beneficial interest in the Shares to GAWK. The Shares transferred to GAWK at the Closing shall constitute 100% of the issued and outstanding equity interests of XTELUS.

I.2 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the sale, conveyance, assignment and transfer of the Shares and/or complete control and beneficial interest in the Shares, GAWK agrees to issue to NEOGEN, one share of GAWK’s Series D Convertible Preferred Stock (“GAWK Stock”)

I.3 Closing. Unless this Agreement shall have been terminated pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Stock Purchase (the “Closing”) will take place electronically no later than at 5:00pm. U.S. Pacific Standard Time on the business day three (3) days following the date of satisfaction of the conditions set forth in Article V (as indicated by the officer certificates to be issued by GAWK and XTELUS pursuant to Article V) (the “Closing Date”), unless another date, time or place is agreed to in writing by the parties hereto.

Article II

REPRESENTATIONS AND WARRANTIES

II.1 Representations and Warranties of XTELUS. XTELUS and NEOGEN jointly and severally represent and warrant to GAWK as follows:

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(a) Organization, Standing and Power. XTELUS is duly organized, validly existing and in good standing under the laws of the State of North Carolina (XTELUS LLC) and the laws of the Commonwealth of Dominica (XTELUS S.A.) respectively and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. XTELUS is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect.

(b) Subsidiaries. XTELUS does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

(c) Capital Structure. The number of shares and type of all authorized, issued and outstanding capital stock of XTELUS, and all shares of capital stock reserved for issuance under XTELUS’s various option and incentive plans is specified on Schedule 2.01(c). Except as set forth in Schedule 2.01(c), no shares of capital stock or other equity securities of XTELUS are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of XTELUS are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of XTELUS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 2.01(c), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which XTELUS is a party or by which they are bound obligating XTELUS to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of XTELUS or obligating XTELUS to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of XTELUS to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of XTELUS.

(d) Corporate Authority; Noncontravention. XTELUS has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by XTELUS and the consummation by XTELUS of the transactions contemplated hereby have been duly authorized by all necessary action on the part of XTELUS. This Agreement has been duly executed and when delivered by XTELUS shall constitute a valid and binding obligation of XTELUS, enforceable against XTELUS and NEOGEN, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of XTELUS under, (i) XTELUS’s certificate or articles of incorporation, bylaws or other organizational or charter documents of XTELUS, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to XTELUS, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to XTELUS, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to XTELUS or could not prevent, hinder or materially delay the ability of XTELUS to consummate the transactions contemplated by this Agreement.

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(e) Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States or foreign court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to XTELUS in connection with the execution and delivery of this Agreement by XTELUS or the consummation by XTELUS of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by XTELUS or NEOGEN to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(g) Litigation; Labor Matters; Compliance with Laws.

(i) There is no suit, action or proceeding or investigation pending or, to the knowledge of XTELUS, threatened against or affecting XTELUS or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to XTELUS or prevent, hinder or materially delay the ability of XTELUS to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against XTELUS having, or which, insofar as reasonably could be foreseen by XTELUS, in the future could have, any such effect.

(ii) The conduct of the business of XTELUS complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

(h) Benefit Plans. XTELUS is not a party to any Benefit Plan under which XTELUS currently has an obligation to provide benefits to any current or former employee, officer or director of XTELUS. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

(i) Properties and Tangible Assets.

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(i) XTELUS has valid land use rights for all real property that is material to its business and good, clear and marketable title to all its tangible properties and tangible assets disclosed as being owned by XTELUS, free and clear of all material security interests, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.

(ii) XTELUS has good and marketable title to, or its employees have necessary access to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business. Each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. XTELUS does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets, except where such assets are the property of, or supplied by, its employees.

(j) Intellectual Property.

(i) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

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(ii) Schedule 2.01(j) sets forth a list and description of the Intellectual Property required for XTELUS to operate, or used or held for use by XTELUS, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of XTELUS and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for XTELUS and (c) any Software not exclusively owned by XTELUS and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to XTELUS on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(iii) XTELUS is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for XTELUS in Schedule 2.01(j) (and any other Intellectual Property required to be listed in Schedule 2.01(j)) as the same are used, sold, licensed and otherwise commercially exploited by XTELUS, free and clear of all security interests, and no such Intellectual Property has been abandoned. The Intellectual Property owned by XTELUS and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable XTELUS to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by XTELUS and its rights in and to such Intellectual Property are valid and enforceable.

(iv) XTELUS has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against XTELUS of any infringement, misappropriation, or violation by XTELUS of any rights of any third party with respect to any Intellectual Property, and XTELUS is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by XTELUS. XTELUS does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to XTELUS, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(v) XTELUS has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and XTELUS is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of XTELUS as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(vi) XTELUS has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom XTELUS has a confidentiality obligation).

(vii) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of XTELUS to own or use any Intellectual Property owned, used or held for use by it.

(viii) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by XTELUS and listed (or required to be listed) on Schedule 2.01(j) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

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(ix) Notwithstanding anything to the contrary, any forms of operating system software and/or database server software used by XTELUS to conduct its business as currently conducted are specifically excluded from the representations made by XTELUS in this section j.

(k) Liabilities. XTELUS, to the best of its knowledge, has no material liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations disclosed to GAWK in writing.

(l) Board Recommendation. The Board of Directors of XTELUS has unanimously determined that the terms of the Stock Purchase are fair to and in the best interests of the Shareholder of XTELUS.

(m) Ownership of Stock. NEOGEN owns and/or fully control and cause to be fully controlled by GAWK, all of the issued and outstanding shares of capital stock of XTELUS, free and clear of all liens.

(n) Material Agreements. XTELUS, to the best of its knowledge, has made available to GAWK either an original or a correct and complete copy of each written contract to which XTELUS is currently or in the future will be bound. With respect to each such contract: (a) the agreement is the legal, valid, binding, enforceable obligation of XTELUS and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b)(X) Other than resulting from any past due amounts owed to suppliers, otherwise disclosed, and not known to be material, XTELUS is not in material breach or default thereof, (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the contract; or (Z) XTELUS has not received any notice or has any knowledge that any other party is, in default in any respect under any contract; and (c) XTELUS has not repudiated any material provision of the agreement.

(o) Tax Returns and Tax Payments.

(i) XTELUS has timely filed with the appropriate taxing authorities all tax returns required to be filed by it (taking into account all applicable extensions). All such tax returns are true, correct and complete in all respects. All taxes due and owing by XTELUS have been paid (whether or not shown on any tax return and whether or not any tax return was required).

(ii) No material claim for unpaid taxes has been made or become a security interest against the property of XTELUS or is being asserted against XTELUS, and no extension of the statute of limitations on the assessment of any taxes has been granted to XTELUS and is currently in effect.

(iii) As used herein, “taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “tax return” shall mean any return, report or statement required to be filed with any governmental authority with respect to taxes.

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(p) Environmental Matters. XTELUS is in compliance with all Environmental Laws in all material respects.

(q) Compliance With Anti-Corruption Laws. Neither XTELUS nor to the knowledge of XTELUS, any director, officer, agent, employee or other person acting on behalf of XTELUS has, in the course of its actions for, or on behalf of, XTELUS (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r) OFAC. Neither XTELUS, nor to the knowledge of XTELUS, any director, officer, agent, employee, affiliate or person acting on behalf of XTELUS, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(s) Full Disclosure. All of the representations and warranties made by XTELUS and NEOGEN in this Agreement, and all statements set forth in the certificates delivered by XTELUS at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by XTELUS pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to GAWK or its representatives by or on behalf of any of XTELUS or its affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

II.2 Representations and Warranties of GAWK. GAWK represents and warrants to XTELUS and NEOGEN as follows:

(a) Organization, Standing and Corporate Power. GAWK is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. GAWK is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to GAWK.

(b) Corporate Authority; Noncontravention. GAWK has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by GAWK and the consummation by GAWK of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of GAWK. This Agreement has been duly executed and when delivered by GAWK shall constitute a valid and binding obligation of GAWK, enforceable against GAWK in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

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(c) Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to GAWK in connection with the execution and delivery of this Agreement by GAWK, or the consummation by GAWK of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

(d) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by GAWK to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(e) Litigation; Labor Matters; Compliance with Laws. There is no suit, action or proceeding or investigation pending or, to the knowledge of GAWK, threatened against or affecting GAWK or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to GAWK or prevent, hinder or materially delay the ability of GAWK to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GAWK having, or which, insofar as reasonably could be foreseen by GAWK, in the future could have, any such effect.

(f) Full Disclosure. All of the representations and warranties made by GAWK in this Agreement, and all statements set forth in the certificates delivered by GAWK at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by GAWK pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to XTELUS or its representatives by or on behalf of GAWK and the GAWK Stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(g) Valid Issuance of Shares. All GAWK Stock to be issued pursuant to this Agreement, when transferred, shall be duly and validly issued, fully paid, and nonassessable, and will be transferred free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, and (b) restrictions on transfer under GAWK’s governing documents.

II.3 Representations and Warranties of NEOGEN. NEOGEN represents and warrants to GAWK as follows:

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(a) Ownership of the Shares, NEOGEN owns, and/or completely controls and can cause GAWK to completely control and receive complete beneficial interest in, all of the Shares, free and clear of all liens.

(b) Power of Shareholder to Execute Agreement. NEOGEN has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal binding obligation of the NEOGEN and is enforceable against NEOGEN in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c) Agreement Not in Breach of Other Instruments AffectingNEOGEN. The execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provisions of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which NEOGEN is a party or by which NEOGEN is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

(d) Accuracy of Statements. Neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by NEOGEN to GAWK in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

Article III

COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

III.1 Conduct of XTELUS. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, XTELUS shall not, unless agreed to by GAWK in writing:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any security interest upon any of its assets or which will not be discharged in full prior to the Closing;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing;

(d) issue any shares of capital stock;

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(e) permit any material adverse change to occur with respect to XTELUS or its business or assets; or

(f) make any material change with respect to its business in accounting or bookkeeping methods, principles or practices.

Article IV

ADDITIONAL AGREEMENTS

IV.1 Access to Information; Confidentiality

(a) XTELUS shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to GAWK and its representatives reasonable access during normal business hours during the period prior to the Closing to its properties, books, contracts, commitments, personnel and records and, during such period, XTELUS shall, and shall cause its officers, employees and representatives to, furnish promptly to GAWK all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.

(b) No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

IV.2 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement. GAWK and XTELUS shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Stock Purchase.

IV.3 Public Announcements. XTELUS will not issue any press release or other public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable law or court process. GAWK maymake such public announcements as required under the federal and applicable state securities laws and regulations in the United States.

IV.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

IV.5 No Solicitation, Competition or Disclosure. Prior to Closing, Shareholders and each officer, director, and key employee (collectively, “Key Persons”)shall enter into a non-competition, non- disclosure and non-solicitation agreement (“NCND”) with GAWK, in the form satisfactory to GAWK.

Article V

CONDITIONS PRECEDENT

V.1 Conditions to Each Party’s Obligation to Effect the Stock Purchase. The obligation of each party to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

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(a) No Restraints

No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Stock Purchase shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Stock Purchase that makes consummation of the Stock Purchase illegal.

(b) Governmental Approvals

All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on GAWK or XTELUS shall have been obtained, made or occurred.

(c) No Litigation

There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by XTELUS, GAWK or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of XTELUS or GAWK.

(d) Shareholder Approval

NEOGEN shall have adopted and approved this Agreement and the Stock Purchase in accordance with applicable law.

V.2 Conditions Precedent to Obligations of GAWK. The obligation of GAWK to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants

The representations and warranties of XTELUS and NEOGEN in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing, and (ii) XTELUS and NEOGEN shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Closing.

(b) Consents

GAWK shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c) Officer’s Certificate of XTELUS

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GAWK shall have received a certificate executed on behalf of XTELUS by an executive officer of XTELUS confirming that the conditions set forth in Sections 5.01 and 5.02 have been satisfied.

(d) No Material Adverse Change

There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of XTELUS that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on XTELUS.

(e) Secretary’s Certificate of XTELUS

GAWK shall have received a certificate, dated as of the Closing Date, from the authorized representative of XTELUS, certifying (i) as to the incumbency and signatures of the officers of XTELUS, who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of XTELUS and all amendments thereto, (B) the bylaws of XTELUS and all amendments thereto, and (C) resolutions of the Board of Directors of XTELUS and NEOGEN authorizing the execution, delivery and performance of this Agreement by XTELUS.

(f) Due Diligence. GAWK shall be satisfied with its due diligence investigations.

(g) Schedules and Agreement. XTELUS and NEOGEN shall have provided GAWK with all schedules and agreements, duly executed, required by this Agreement.

V.3 Conditions Precedent to Obligation of XTELUS. The obligation of XTELUS to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants

The representations and warranties of GAWK in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing, and (ii) GAWK shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Closing.

(b) Consents

XTELUS shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

(c) Officer’s Certificate of GAWK

XTELUS shall have received a certificate executed on behalf of GAWK by an executive officer of GAWK, confirming that the conditions set forth in Sections 5.01 and 5.03 have been satisfied.

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(d) Board Resolutions

XTELUS shall have received resolutions duly adopted by GAWK’s Board of Directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

Article VI

TERMINATION, AMENDMENT AND WAIVER

VI.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

(a) by mutual written consent of GAWK and XTELUS;

(b) by either GAWK or XTELUS if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Stock Purchase and such order, decree, ruling or other action shall have become final and nonappealable;

(c) by either GAWK or XTELUS if the Stock Purchase shall not have been consummated on or before July XX, 2016 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing);

(d) by GAWK, if a material adverse change shall have occurred relative to XTELUS and is not cured within five (5) days after GAWK tenders notice of the breach to XTELUS and NEOGEN)\;

(e) by GAWK, if XTELUS willfully fails to perform in any material respect any of its material obligations under this Agreement; or

(f) by XTELUS, if GAWK willfully fails to perform in any material respect any of its obligations under this Agreement.

VI.2 Effect of Termination. In the event of termination of this Agreement by either XTELUS or GAWK as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of GAWK, NEOGEN or XTELUS. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

VI.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

VI.4 Extension; Waiver. Any agreement on the part of a party to an extension or waiver of another party’s obligations hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

VI.5 Return of Documents. In the event of termination of this Agreement for any reason, GAWK and XTELUS will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. GAWK, NEOGEN and XTELUS will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

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Article VII

INDEMNIFICATION AND RELATED MATTERS

VII.1 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Closing.

VII.2 Indemnification. Until the earlier date of July 1, 2017, or the date of termination of this Agreement, XTELUS and NEOGEN jointly agree to indemnify and hold GAWK (as well as its officers, directors, members, employees and agents) harmless against and in respect of any and all actions, suits, proceedings, demands, liabilities, judgments, costs and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”) relating to: (a) all known liabilities and obligations of, or claims against, XTELUS that are specifically not assumed by GAWK hereunder, as defined in Attachment A to this Agreement (the “Excluded Liabilities”); (b) any and all liabilities, obligations or claims arising out of or resulting from XTELUS’s operation of its business or its assets prior to the Closing, specifically as is further limited to such liabilities or claims resulting from actual business activities or actions engaged in by XTELUS prior to the date of Closing and only specifically pertaining to periods of time prior to Closing excluding any and all liabilities, obligations or claims occurring after Closing even if associated with any events which began prior to Closing but continued past the date of Closing, as well as any post-Closing claims related to the infringement or alleged infringement of a third parties’ Intellectual Property Rights or proprietary rights prior to the Closing; (c) XTELUS’s breach of any covenants, warranties or agreements set forth herein; (d) excluding any unpaid merchant liabilities, otherwise disclosed by XTELUS prior to Closing, (i.e., liabilities to merchants who have run deals with XTELUS or sold product or services through XTELUS) that GAWK, in GAWK’s sole discretion, elects to pay on behalf of XTELUS; (e) excluding any refunds or credits that GAWK, in its sole discretion, elects to issue to XTELUS’s pre-Closing subscribers, and (f) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, court costs and actual and reasonable attorneys’ fees) incident to any of the foregoing, subject to any limitations as outlined herein. Notwithstanding anything whatsoever to the contrary, the Indemnification and/or any other form of liability, without limitation of any kind, offered by XTELUS and NEOGEN or incurred by XTELUS and NEOGEN under this Agreement shall be limited in any and every way to an absolute maximum of $300,000.00 USD. Furthermore, in the event any Indemnification claim and/or any other form of liability of any kind, results from, or is related to, in any manner whatsoever, the calculation of, application of, fines or penalties related to, amounts owing for, or failure to charge, collect and/or submit in any way, any telecommunications usage-based tax, fee, surcharge, and/or any other amount, duty, levy or charge imposed by any local, state, federal or other Governmental or quasi-Governmental authority, the Indemnification offered by XTELUS and NEOGEN shall by limited in any and every way to an absolute maximum of $100,000.00 USD. In the event of any such Indemnification under this Agreement, the Indemnifying Party, at its sole discretion, can determine the payment method and/or form of payment of any Indemnification payment(s), as long as such payment methods and/or forms or payment are acceptable to the other party.

VII.3 Notice of Indemnification

Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

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Article VIII

GENERAL PROVISIONS

VIII.1 Notices

Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

Ifto GAWK:

5300 Melrose Avenue

Suite 42

Los Angeles, CA 90038

with a copy to:

Arden E. Anderson, Esq. Austin Legal Group, APC

3990 Old Town Ave., Suite A-112

San Diego, CA 92110 USA

Ifto XTELUS:

3650 Rogers Road

Suite 343

Wake Forest, NC 27587

All Notices to NEOGEN shall be sent “care of” XTELUS.

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VIII.2 Definitions. For purposes of this Agreement, and in addition to other terms defined elsewhere in this Agreement, the following terms have the meaning assigned to them below:

(a) an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b) “material adverse change” or “material adverse effect” means, when used in connection with XTELUS or GAWK, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of GAWK to the consummation of the Stock Purchase);

(c) “ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

(d) “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

(e) “shares” or “stock” as used herein shall refer to any type of interest of capital ownership, whether referring to a corporation, limited liability company, partnership, or other entity type;

(f) “security interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic’s, materialmen’s, and similar liens, (ii) statutory liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (iii) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (iv) encumbrances, security deposits or reserves required by law or by any Governmental Entity; and

(g) “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) that is owned directly or indirectly by such first person.

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VIII.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

VIII.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

VIII.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

VIII.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in contradiction of the above shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

VIII.7 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

VIII.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

VIII.9 Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

GAWK:

Gawk Incorporated

By:	/s/ Scott Kettle
Scott Kettle, CEO

XTELUS LLC:

By:	/s/ Eric Engbers
Name:	Eric Engbers
Title:	as Member of NEOGEN HOLDINGS LLC, sole Member of XTELUS LLC

XTELUS S.A.:

By:	/s/ Eric Engbers
Name:	Eric Engbers
Title:	Director, Attorney in Fact

NEOGEN HOLDINGS LLC:

Printed:

By:	/s/ Eric Engbers
Name:	Eric Engbers
Title:	SOLE MEMBER OF NEOGEN HOLDINGS LLC

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ATTACHMENT A – EXCLUDED LIABILITIES

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